Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of the 21st day of January, 2014, by and among Overland Storage, Inc., a California corporation (the “Company”) and FBC Holdings S.à.r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg(together with any permitted assignees under Section 9, the “Shareholder”).

WITNESSETH

WHEREAS, the Company, the Shareholder and Cyrus Capital Partners, L.P. are parties to that certain Acquisition Agreement dated as of November 1, 2013 (the “Acquisition Agreement”), pursuant to which, among other things, the Company will issue to the Shareholder at the Closing (as defined in the Acquisition Agreement) 47,152,630 shares of common stock, no par value, of the Company (the “Registrable Shares”) on the date hereof; and

WHEREAS, the obligations of the Company and the Shareholder under the Acquisition Agreement are conditioned, among other things, upon the execution and delivery of this Agreement by the Shareholder and the Company.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. For purposes of this Agreement:

(a) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(b) The term “Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

(c) The term “Form S-4” means such form under the Act as in effect on the date hereof or any successor registration form under the Act subsequently adopted by the SEC.

(d) The term “Form S-8” means such form under the Act as in effect on the date hereof or any successor registration form under the Act subsequently adopted by the SEC.

(e) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(f) The term “Rule 144” shall mean Rule 144 under the Act.

(g) The term “SEC” shall mean the Securities and Exchange Commission.

(h) The term “securities” means “securities” as defined in Section 2(a)(1) of the Act and includes, with respect to any person, such person’s capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such person’s capital stock.

2. Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register any of its securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration effected on Form S-4 or Form S-8, and any registration pursuant to any registration statement that has been declared effective on or prior to the date hereof together with any post-effective amendments or supplements thereto (other than such a registration statement pertaining to shares held by a Shareholder or its Affiliates), the Company shall, at such time, give each Shareholder written notice of such registration. Upon the written request of each Shareholder given within ten (10) Business Days after delivery of such notice by the Company in accordance with Section 12 (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall, subject to the provisions of Section 2(c), use its commercially reasonable efforts to cause to be registered under the Act all such Registrable Shares requested to be included in such registration to be included on the same terms and conditions as the securities otherwise being sold by the Company in such registration.

(b) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2 prior to the effectiveness of such registration, or to terminate the effectiveness of any such registration, whether or not any Shareholder has elected to include Registrable Shares in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 5 hereof.

(c) In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 2 to include the Shareholder’s securities in such underwriting unless the Shareholder accepts the terms of the underwriting as reasonably agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Shares, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Shares, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In no event shall any Registrable Shares be excluded from such offering unless all other shareholders’ securities (other than Registrable Shares) have been first excluded.

(d) In the event that less than all of the Registrable Shares requested to be registered can be included in such offering, then the number of Registrable Shares included in the offering shall equal the total number of Registrable Shares included in the offering, as determined pursuant to the immediately preceding paragraph, multiplied by a fraction (i) the numerator of which is the number of Registrable Shares then held by Shareholder requesting to include Registrable Shares in the offering and (ii) the denominator of which is the sum of the number of Registrable Shares then held by Shareholder requesting to include Registrable Shares in the offering. The number of Registrable Shares included in the offering pursuant to the immediately preceding sentence shall be apportioned pro rata among the selling Shareholder based on the number of Registrable Shares held by the selling Shareholder or in such other proportions as shall mutually be agreed to by all such selling Shareholder. For purposes of the preceding sentence concerning apportionment, for any selling shareholder that is a Shareholder holding Registrable Shares and that is a partnership or limited liability company, the partners and members of such Shareholder, or the estates and family members of any such partners and members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Shareholder,” and any pro rata reduction with respect to such “selling Shareholder” shall be based upon the aggregate amount of Registrable Shares owned by all such related entities and individuals.

3. Obligations of the Company. Whenever required under Section 2 to effect the registration of any Registrable Shares, except as otherwise expressly provided herein, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC such amendments and supplements to the registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement and provide copies to and permit counsel designated by the Shareholder to review each Registration Statement and all amendments and supplements thereto no fewer than five (5) days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;

(b) furnish to the Shareholder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them;

(c) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Shareholder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(d) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(e) notify each Shareholder of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly prepare, file with the SEC and furnish to each Shareholder a supplement to or an amendment of such prospectus as may be necessary so that such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(f) cause all such Registrable Shares registered pursuant to Section 2 to be listed on each securities exchange and trading system on which similar securities issued by the Company are then listed; and

(g) provide a transfer agent and registrar (which may be the same entity) for all Registrable Shares registered pursuant hereunder and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration.

Notwithstanding the provisions of this Agreement, the Company shall be entitled to postpone or suspend the filing, effectiveness or use of, or trading under, any registration statement at any time and for any reason or no reason.

4. Information from Shareholder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2 with respect to the Registrable Shares of any selling Shareholder that such Shareholder shall furnish to the Company such information regarding itself, the Registrable Shares held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Shareholder’s Registrable Shares.

5. Expenses of Registration. All expenses (other than (i) underwriting discounts and commissions relating to the Registrable Shares that are being sold by the Shareholder and (ii) fees of any counsel for the selling Shareholder) that are incurred in connection with registrations, filings or qualifications pursuant to Section 2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company.

6. Delay of Registration. No Shareholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

7. Indemnification. In the event any Registrable Shares are included in a registration statement under this Agreement:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Shareholder, the partners, officers, directors and shareholders of each Shareholder, legal counsel and accountants for each Shareholder, any underwriter (as defined in the Act) for such Shareholder and each person, if any, who controls such Shareholder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Shareholder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to a person claiming indemnification in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Shareholder, underwriter, controlling person or other aforementioned person that is claiming indemnification.

(b) To the extent permitted by law, each selling Shareholder will, severally and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Shareholder selling securities in such registration statement and any controlling person of any such underwriter or other Shareholder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Shareholder expressly for use in connection with such registration; and each such Shareholder will reimburse any person intended to be indemnified pursuant to this Section 7(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Shareholder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this Section 7(b) exceed the net proceeds from the offering received by such Shareholder.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 7 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.

(d) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that no contribution by any Shareholder, when combined with any amounts paid by such Shareholder pursuant to Section 7(b), shall exceed the net proceeds from the offering received by such Shareholder. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into by any Shareholder claiming indemnification in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control with respect to such Shareholder.

(f) The obligations of the Company and Shareholder under this Section 7 shall survive the completion of any offering of Registrable Shares in a registration statement under this Agreement or otherwise.

8. Reports Under the 1934 Act. With a view to making available to the Shareholder the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Shareholder to sell securities of the Company to the public without registration, the Company agrees, to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act after the date hereof;

(c) furnish to any Shareholder, so long as the Shareholder owns any Registrable Shares, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to avail any Shareholder of any rule or regulation of the SEC that permits the selling of any such securities without registration.

9. Assignment of Registration Rights. The rights to cause the Company to register Registrable Shares pursuant to this Agreement may be assigned (but only with all related obligations) by a Shareholder to any transferee or assignee of such Registrable Shares; provided that: (a) prior to such transfer the Company is furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (b) prior to such transfer such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement pursuant to an agreement reasonably acceptable to the Company. Any permitted assignee under this Section 9 shall, after the effective date of such assignment, be deemed a “Shareholder” under this Agreement.

10. Termination of Registration Rights. No Shareholder shall be entitled to exercise any right provided for in this Agreement (i) as to any Shareholder, such earlier time after the date of this Agreement during which such Shareholder (A) can sell all shares held by it in compliance with Rule 144 and without restriction thereunder (including any restrictions imposed on affiliates of the issuer) or (B) holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Shares held by such Shareholder (together with any affiliate of the Shareholder with whom such Shareholder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144 and without restriction thereunder or (ii) after such time at which such Shareholder receives freely-tradable securities in connection with any consolidation, reorganization or merger of the Company with or into any other corporation or corporations or a sale, conveyance, or other disposition of all or substantially all of the Company’s property or business.

11. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

12. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be either hand delivered in person, sent by facsimile, sent by electronic mail, sent by certified or registered first-class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications shall be effective upon receipt if hand delivered or sent by facsimile or electronic mail, three (3) business days after mailing if sent by mail, and one (1) business day after dispatch if sent by next-day courier service, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this Section 12:

If to the Company:

Overland Storage, Inc.

9112 Spectrum Center Boulevard

San Diego, CA 92123

Attention: Eric L. Kelly, Chief Executive Officer

Facsimile: +1 (858) 495 4267

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, CA 95014

Attention: Steven Tonsfeldt, Esq.

                Paul L. Sieben, Esq.

Facsimile: +1 (650) 473-2601

If to the Shareholder:

FBC Holdings S.à r.l.

46A, avenue J.F. Kennedy

L-1855 Luxembourg

Grand Duchy of Luxembourg

Attention:        The Managers

Telephone:      +352 42 71711

Facsimile:        +352 42 1961

with a copy (which shall not constitute notice) to:

Reed Smith LLP

The Broadgate Tower

20 Primrose Street

London EC2A 2RS

Attention:        Georgia M. Quenby

Fax No.:        +44 20 3116 3999

13. Governing Law. The internal laws of the State of California, irrespective of its conflicts of law principles, shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

14. Specific Enforcement. Each party hereto agrees that its obligations hereunder are necessary and reasonable to protect the other parties to this Agreement, and each party expressly agrees and understands that monetary damages would inadequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that, in addition to any other remedies that may be available at law, in equity or otherwise, any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order, without the necessity of proving actual damages. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

15. Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

16. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

17. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

18. Amendments and Waivers. Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) the Company and (b) the holders of a majority of the Registrable Shares.

19. Enforceability/Severability. The parties hereto agree that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Agreement shall nevertheless be held to be prohibited by or invalid under applicable law, (a) such provision shall be invalid only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement and (b) the parties shall, to the extent permissible by applicable law, amend this Agreement so as to make effective and enforceable the intent of this Agreement.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.

COMPANY:

OVERLAND STORAGE, INC.

By:	/s/ Eric. L. Kelly
Name: Eric L. Kelly
Title: President and Chief Executive Officer

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

SHAREHOLDER:

FBC HOLDINGS S.À R.L.

/s/ Fabrice Rota
Name: Manacor (Luxembourg) S.A.
Title: Manager A

/s/ James H. Tucker
Name: Cyrus Capital Partners, L.P.
Title: Manager B

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]